UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








         Date of Report (Date of earliest event reported): January 27, 1999


                         Louisiana Casino Cruises, Inc.
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             (Exact name of registrant as specified in its charter)

Louisiana                        33-73534                    72-1196619
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (225) 709-7777
                                                    ------------------

                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On January 28, 1999, Louisiana Casino Cruises, Inc. (the "Company"), announced that it had completed the sale of $55 million of its 11% Senior Secured Notes due in 2005 (the "Notes"). The Notes are secured by substantially all of the assets of the Company and will rank senior in right of payment to any subordinated indebtedness of the Company and equal to any senior indebtedness. The Notes were sold in a private placement with registration rights.

     The net proceeds from the offering, estimated at $54 million, were used to defease and redeem $50 million of its outstanding Senior Secured Increasing Rate Notes due 2001 and the remaining funds will be used for general corporate purposes.

     The Company has issued a press release announcing the foregoing event, a copy of which is attached as Exhibit 99.01 and which is incorporated by reference.

Item 7.    Financial Statements and Other Exhibits.

         (c)      Exhibits

         99.01    Press release dated January 28, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               LOUISIANA CASINO CRUISES, INC.



Dated: January 29, 1999                       By: /s/ W. Peter Temling
                                                      ------------------------
                                                      W. Peter Temling
                                                      Chief Financial Officer